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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Renal Care Group, Inc. for the registration of 304,500 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 1997, with respect to the combined financial statements and schedule of Renal Care Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP



Nashville, Tennessee
August 14, 1997